INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 6 to Registration Statement No. 333-65511 of Hart Life Insurance Company Separate Account Two of our report dated March 26, 2003, relating to the financial statements of Hart Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Public Accountants" in such Prospectus.

Deloitte & Touche LLP

Hartford, Connecticut

April 7, 2003